                         [SCOTTISH RE GRAPHIC OMITTED]

                                  NEWS RELEASE

                                            Scott E. Willkomm
                                            Scottish Re Group Limited
                                            (441) 298-4364
                                            scott.willkomm@scottishre.com
                                            -----------------------------

For release at 5:00AM December 16, 2005

                   SCOTTISH RE GROUP LIMITED ANNOUNCES PRICING
             OF PUBLIC OFFERING AND FORWARD SALE OF ORDINARY SHARES

         Hamilton, Bermuda - (Business Wire) - December 16, 2005 - Scottish Re
Group Limited (NYSE:SCT) announced today the pricing of a public offering of its ordinary shares. The Company offered 6,250,000 newly issued ordinary shares at
$24.00 per share. In addition, approximately 3,150,000 ordinary shares were borrowed and offered in connection with forward sale agreements. The Company has also granted the underwriters a 30-day option to purchase up to an additional
1,410,000 ordinary shares at the public offering price less the underwriting discount, to cover over-allotments.

         Bear, Stearns & Co. Inc., Lehman Brothers Inc., Banc of America
Securities LLC, Goldman, Sachs & Co., Wachovia Capital Markets, LLC, A.G.
Edwards & Sons, Inc., Fox-Pitt, Kelton Incorporated, Keefe, Bruyette & Woods,
Inc. and Oppenheimer & Co. Inc. are the underwriters for the offering. Bear,
Stearns & Co. Inc. and Lehman Brothers Inc. are joint book running managers for the offering.

         The offering will be made under the Company's existing shelf registration statement filed with the Securities and Exchange Commission. In connection with the offering, the Company entered into forward sale agreements with affiliates of Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the
"forward purchasers") and the forward purchasers borrowed and sold an aggregate of approximately 3,150,000 ordinary shares as their initial hedge of the forward sale

agreements. Pursuant to the forward sale agreements, the forward purchasers agree to pay the Company an aggregate of approximately $75 million in approximately nine months and an aggregate of approximately $75 million in approximately twelve months, subject to the Company's right to receive a portion of such payment prior to the settlement dates. In exchange, on each of such dates the Company will deliver to the forward purchasers a variable number of ordinary shares based on the average market price of the ordinary shares, subject to a floor price of $22.80 and a cap price of $28.80. The Company also has the right to net share settle or cash settle the forward sale agreements.

         The Company expects to use the net proceeds from the sale of its shares, and the subsequent sale of shares under the forward sale agreements for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital and other corporate purposes.

         This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offering of these securities will be made only by means of a prospectus and a related prospectus supplement. When available, copies of the prospectus and prospectus supplement may be obtained from Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179
(telephone number: (631) 274-8321) or Lehman Brothers Inc., c/o ADP Financial
Services, Prospectus Fulfillment, 1155 Long Island Avenue, Englewood, New York,
11717 (email: monica_castillo@adp.com; fax: (631) 254-7268).

                         ABOUT SCOTTISH RE GROUP LIMITED

         Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, the Cayman Islands, Guernsey, Ireland, Singapore, the
United Kingdom and the United States. Its operating subsidiaries include
Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.),
Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings,
A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A-
(strong) by Standard & Poor's and Scottish Re Life Corporation which is rated
A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, www.scottishre.com.